Exhibit 26(b)



Invitation for Proposals for the Purchase of First Mortgage Bonds
                               of
                    APPALACHIAN POWER COMPANY


     APPALACHIAN POWER COMPANY (hereinafter called the Company) hereby invites proposals, subject to the terms and conditions hereof, for the purchase from it, in one or more transactions, of up to $200,000,000 principal amount of First Mortgage Bonds of the Company to mature on a date or dates to be determined as provided in Section 4 hereof (hereinafter called the Bonds). The Bonds may be issued and sold by the Company in one or more series. A brief description of the Bonds is contained in the Registration Statements and Prospectus referred to hereinafter.

     1.   Information Respecting the Company and the Bonds

     Prospective bidders may examine, at the office of American
Electric Power Service Corporation, 1270 Avenue of the Americas,
New York, New York 10020, at any time during business hours, the following:

          (a) the form of proposed Supplemental Indenture to the Mortgage and Deed of Trust between the Company and Bankers
     Trust Company, as Trustee, under which the Bonds are to be issued and secured;

          (b) the Registration Statements of the Company and any amendments thereto (including exhibits) under the Securities Act of 1933, as amended, with respect to the Bonds, the related combined Prospectus (such term as used herein to include any applicable supplements thereto) and any orders of the Securities and Exchange Commission (hereinafter called the Commission) thereon;

          (c) the form of proposal to be used by bidders in offering to purchase the Bonds (hereinafter called the Form of Proposal), which includes the form of contract for the purchase of the Bonds (hereinafter called the Purchase
     Contract);

          (d) proposed forms of opinions to be furnished to the successful bidder or bidders by Simpson Thacher & Bartlett, counsel for the Company, and by Dewey Ballantine, who have been selected by the Company as counsel for such bidder or bidders;

          (e) the form of questionnaire to be used by prospective bidders in furnishing information to the Company and the Trustee, and, in the case of a group of bidders, in designating the Representative of the members of the group, referred to in Section 2 hereof;

          (f)  the orders of the Virginia State Corporation
     Commission and the Tennessee Public Service Commission relating to the issuance of the Bonds; and

          (g) memorandum by Dewey Ballantine with respect to the requirements of the securities or "blue sky" laws of various jurisdictions.

Copies of said documents in reasonable quantities (except certain exhibits to the Registration Statements) will be supplied on request, so long as available, to prospective bidders. The Company reserves the right to amend or supplement such Registration Statements and Prospectus (including the documents incorporated therein by reference pursuant to Item 12 of Form S-3), and to make changes in the form of any documents relating to the issuance of the Bonds. The Company will furnish copies of such amendments, supplements or changes and of any filing pursuant to Section 13 or 14 of the Securities and Exchange Act of 1934 to Dewey Ballantine, and on request to any prospective bidder who shall have furnished a questionnaire to the Company as provided in Section 2 hereof or to the Representative of any group of prospective bidders desig-nated as provided in Section 2 hereof.

     2. Information Respecting the Bidders to be Furnished to the Company

     Except as hereinafter provided, no proposal will be considered unless the bidder (or in the case of a group of bidders, each bidder) shall have furnished (by fascimile or other appropriate means) to the Company, care of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215, Attention:
Thomas G. Berkemeyer, Esq., not less than two hours prior to the time for submission of proposals the form of questionnaire referred to above, properly filled out and signed. Notwithstanding the furnishing of such questionnaires to the Company, any prospective bidder or group of prospective bidders may thereafter determine not to bid, or any of the several members of a group may withdraw and may thereafter determine not to bid or determine to bid as a member of some other group. One or more additional members may be included in a group, with the consent of the Company, after the time (or any extended time) for furnishing questionnaires, if the information required by the form of questionnaire as to each such additional member is furnished to the Company, at or before the time fixed by the Company for such purpose, by means of a questionnaire properly filled out and signed or by such other means as the Company may have approved for such purpose. The Company reserves the right to waive any irregularity in any questionnaire and to extend, either generally or in specific instances, the time for furnishing questionnaires and to permit the furnishing of information required by the form of questionnaire by telefacsimile or other means of communication satisfactory to it. The Company further reserves the right to require bidders to furnish updated questionnaires at any time prior to any submission of proposals as a condition of the consideration of such proposals.

     In the case of a proposal by a group of bidders, the several bidders in the group shall act through a duly authorized representative or representatives (hereinafter called the Representative), who may be included in such group and who shall be designated by each member of such group in, or in the manner authorized by, questionnaires furnished to the Company as above provided. The Company shall be entitled to assume in all matters contemplated hereby that any Representative, and in case such Representative consists of two or more persons, then any of such persons, is fully authorized to represent and act for each member of a group of bidders which has furnished a questionnaire to the Company designating, or authorizing the designation of, such Representative as its Representative, which designation has not been revoked prior to the submission of a proposal to the Company on behalf of such group of bidders, including the right to rely on any statement made by such Representative or any such person on behalf of the Representative as to the amount of the participation of such member of such group or as to changes made in any agreement among members of such group and the right to rely on the authority of the Representative or such person on behalf of the Representative to execute and submit the proposal presented to the Company in the form in which it was signed.

     3.   Form and Contents of Proposals

     Each proposal shall be for the purchase of all of the Bonds then being offered by the Company as provided by Section 4 and may be made by a single bidder or a group of bidders. In case the proposal of a group of bidders is accepted in writing by the Company, the obligations of the members of the group shall be several, and not joint, to purchase the respective principal amounts of Bonds indicated in the proposal. No bidder (including in such term for the purpose of this restriction any and all affiliates of a specified bidder) may submit or participate in more than one such bid with respect to the Bonds being offered at any one time.

      Each proposal shall specify the annual interest rate of the Bonds (which shall be an integral multiple of .01% or 1/8 of 1%), the maturity date, the principal amount and the price (exclusive of accrued interest) to be paid to the Company for such Bonds (which shall not be less than 99% nor more than 101% of the principal amount of such Bonds). Accrued interest from the first day of the calendar month during which such Bonds are to be issued to the date of delivery and payment will be paid to the Company by the purchaser or purchasers.

     A proposal confirmed in writing as provided in Section 4 hereof on behalf of a group of bidders shall give the names of the members in the group but may, at the time of such confirmation, omit the amounts or numbers of Bonds to be purchased by the members of such group; but, in the case of such omission, the Representative, on behalf of the successful bidders, shall, and by the submission of such proposal agrees to, insert promptly in Exhibit A to the Form of Proposal, prior to its acceptance in writing by the Company and in any event within one hour after the time fixed for the submission of proposals, the respective amounts of Bonds to be purchased severally by such bidders, all with the same force and effect as if the same had been included in such proposal at the time of the submission thereof.

     The Representative submitting a successful proposal may, forthwith upon discovery, correct any error which it has made in the proposal in specifying the bidders or the amount of Bonds to be purchased by any bidder or bidders at a different amount than authorized by such bidder or bidders; and if, after all such corrections, a proposal is accepted which provides for the purchase of less than all or more than all of the Bonds, the Representative submitting such proposal shall be deemed to have increased or decreased, as the case may be, to the extent of the discrepancy, the amount of Bonds offered to be purchased by it. In case such Representative consists of two or more persons, such increase or decrease in the amount of Bonds shall be allocated between or among them as they shall agree; provided that, if there shall be no such agreement, then such increase or decrease shall be allocated between or among them in proportion to the amount of Bonds set forth opposite their respective names in Exhibit A attached to the Form of Proposal. If in the case of a decrease the discrepancy is greater than the amount of Bonds offered to be purchased by the Representative, then to the extent that the discrepancy is greater than such amount, the amount of Bonds offered to be purchased by each other bidder shall be proportionately reduced. Any correction or adjustment in the amount of Bonds or in the specification of any bidder made or provided for hereunder shall, for all purposes of the Purchase Contract, be or be deemed to have been reflected in Exhibit A attached to the Form of Proposal.

     4.   Submission of Proposals

     All proposals must be submitted to the Company in accordance with such procedures and at such time or times on such day or days as shall be designated by the Company by notice in writing or by telephone, confirmed in writing. The Company in its discretion may, but will not be obligated to, give any such notice to any prospective bidder who shall have furnished a questionnaire to the Company as provided in Section 2 hereof, or to the Representative of any group of prospective bidders designated as provided in
Section 2 hereof, or to any other prospective bidders. The Company will designate in each such notice the principal amount of Bonds for which proposals are to be submitted at such time. Each such notice will also designate the term thereof, which shall be not more than 40 years. The Company reserves the right in its discretion from time to time to postpone any time for submission of proposals designated as provided herein.

     All proposals must be confirmed in writing on the appropriate Form of Proposal, signed by the Representative on behalf of the members of a group of bidders, or in the case of a single bidder by such bidder with appropriate changes in the text of the Form of Proposal.

     5.   Acceptance or Rejection of Proposals

     All proposals will be received by the Company in accordance with the procedures and at the time or times designated as provided in Section 4 hereof. Within three hours after each time designated for the submission of proposals, the Company (subject to the provisions of the next following paragraph) will by announcement accept the proposal which results in the lowest "annual cost of money" to it for the Bonds, determined by the Company in accordance with Section 6 hereof, and any proposal not so accepted within such time shall be deemed to have been rejected. Each proposal will be accepted or rejected in its entirety. If two or more such proposals for the purchase of the Bonds then being offered shall specify an identical lowest "annual cost of money" to the Company, then the Company (subject to the provisions of the succeeding paragraph) will give to the bidders making such identical proposals an opportunity to improve their bids. Thereupon, if no improved bid shall be made within the time fixed by the Company, or if, upon such rebidding, two or more proposals again result in an identical lowest "annual cost of money" for such Bonds, the Company may in its discretion accept any one of such proposals. If in the case of identical proposals a bid is not being improved, the proposal submitted by the bidder or group of bidders making such proposal need not be resubmitted to be considered.

     The Company reserves the right to (a) reject all proposals, and (b) reject the proposal of any bidder or of any group of bidders (i) if such bidder or any member of such group of bidders is in such relationship with Bankers Trust Company or its direct or indirect corporate parent, if any, as would disqualify such trustee from acting as trustee under the Company's Mortgage and Deed of Trust dated as of December 1, 1940, as supplemented if the proposal of such bidder or group of bidders should be accepted; (ii) if the Company, in the opinion of its counsel, may not lawfully sell the Bonds then being offered to such bidder or to any member of such group of bidders and, in either of such events in the case of a group of bidders, if within one hour after the time at which the bids are required to be submitted, the member or members of such group causing such disqualification or illegality have not withdrawn from the group and the remaining members, including substituted members, if any, have not agreed to purchase the Bonds, which such withdrawing member or members had proposed to purchase;
(iii) if, in the opinion of the Company, such bidder or group of bidders would not be able to comply with the terms of the Purchase Contract if such proposal were accepted; or (iv) if, in the opinion of counsel for the Company, the Company would not be able to comply with the terms of the Purchase Contract if such proposal were accepted. The proposal of any bidder or group of bidders rejected by the Company by reason of clause (b) of this paragraph shall be disregarded solely for the purpose of determining the proposal specifying the lowest "annual cost of money" for such Bonds.

     The Company also reserves the right in its discretion (i) to waive any failure on the part of any bidder or group of bidders to comply with the terms and conditions hereof and to permit correction of any typographical, clerical, or similar error, and
(ii) to designate, not less than 30 minutes prior to the time, or extended time, specified for the submission of proposals, a principal amount less than that previously designated.

     Prior to the acceptance by the Company of any proposal, the bidder or bidders thereunder will be furnished with a copy of a Prospectus relating to the Bonds which meets the requirements of
Section 10(a) of the Securities Act of 1933 at that time.

     6.   Determination of "Annual Cost of Money"

     The "annual cost of money" to the Company for the Bonds will be determined by the Company, such determination by the Company to be final. With respect to each proposal for the purchase of the Bonds, the Company will determine on a consistent basis the yield on the basis of (i) the term of the Bonds then being offered, (ii) the price per $100 principal amount specified in such proposal to be paid to the Company (exclusive of accrued interest) and (iii) the interest rate specified in such proposal. The proposal so computed by the Company to have the lowest yield for such Bonds is hereby defined as the lowest "annual cost of money" for such Bonds. For this purpose, the entire principal amount of the Bonds shall be deemed to remain outstanding during the term thereof designated by the Company as provided in Section 4 hereof.

     7.   Redemption of the Bonds

     The Bonds are subject to redemption at any time, on not less than 30 days' notice by mail prior to the redemption date, either as a whole or in part at the option of the Company (A) at an amount equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, if redeemed by the use of proceeds of released property or the proceeds of insurance, or (B) at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus in each case 10 basis points, plus accrued interest thereon to the date of redemption.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Trustee is unable to obtain four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so obtained.

     "Independent Investment Banker" means one of the Reference
Treasury Dealers appointed by the Company and acceptable to the Trustee.

     "Reference Treasury Dealer" means a primary U.S. Government
Securities Dealer in New York City selected by the Company and acceptable to the Trustee.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at or before 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     8.   Purchase Contract and Prospectus Supplement

     Upon the acceptance of a proposal, (a) the Purchase Contract shall become effective without any separate execution thereof and shall constitute the agreement between the Company and the successful bidder or bidders; (b) the successful bidder, or, in the case of a proposal by a group of bidders, the Representative on behalf of the successful bidders, shall furnish to the Company in writing the information regarding the bidders and the public offering, if any, as is required to complete a prospectus supplement and any further information regarding the bidders and the public offering, if any, which may be required by the Virginia State Corporation Commission and the Tennessee Public Service Commission; and (c) upon performance by the successful bidder or bidders, and their Representative, of the obligations under Sections 3, 4 and 8 hereof, all rights of the Company and of the successful bidder or bidders under an accepted proposal shall thereafter be determined solely in accordance with the terms of the Purchase Contract.

     9.   Opinion of Counsel for the Purchasers

     Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, have been selected by the Company as counsel for the Purchasers to give to the successful bidder or bidders an opinion with respect to the Bonds. Such counsel have participated in the preparation of certain of the documents under which the Bonds are to be issued and have reviewed or will review the corporate proceedings with respect to the Bonds and the proceedings before the Virginia State Corporation Commission and the Tennessee Public Service Commission and the Securities and Exchange Commission and the orders of said commissions with respect to the Bonds. Their compensation and disbursements are, under the terms of the Purchase Contract, to be paid by the successful bidder or bidders, except as otherwise provided in the Purchase Contract. Such counsel will, on request, advise any prospective bidder, or the Representative of any group of prospective bidders, of the amount of such compensation and disbursements to be paid by the successful bidder or bidders for the Bonds.

     10.  Waiver of Irregularities

     The Company reserves the right to waive any failure on the part of any bidder or group of bidders to comply with the terms and conditions hereof.


                                   APPALACHIAN POWER COMPANY


                                   By  A. A. PENA
                                       Treasurer

Dated:  March 12, 1996